UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 2, 2009
THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (908) 903-2000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Signatures

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)	On December 2, 2009, Klaus J. Mangold advised The Chubb Corporation (Chubb) of his decision not to stand for re-election to Chubb’s Board of Directors at Chubb’s 2010 Annual Meeting of Shareholders (2010 Annual Meeting). Dr. Mangold currently serves on Chubb’s Finance Committee. Dr. Mangold informed Chubb that his decision not to stand for re-election was a result of the demands of his other business activities, including his recent appointment as non-executive Chairman of the Supervisory Board of Rothschild & Cie, Frankfurt.

Pursuant to Chubb’s mandatory retirement policy for non-employee directors, it is expected that Joel J. Cohen will retire from the Board of Directors as of the date of the 2010 Annual Meeting. Mr. Cohen currently serves on Chubb’s Audit Committee and Corporate Governance & Nominating Committee. Chubb’s mandatory retirement policy for non-employee directors is set forth in the Corporate Governance Guidelines, which are posted on Chubb’s web site at www.chubb.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE CHUBB CORPORATION
Date: December 7, 2009	By:	/s/ W. Andrew Macan
		Name:	W. Andrew Macan
		Title:	Vice President, Corporate Counsel and Secretary